                                Exhibit 99.1

                         CERTIFICATION PURSUANT TO
                          18 U.S.C. SECTION 1350,
                           AS ADOPTED PURSUANT TO
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection  with the  Quarterly  Report of Frontier  Airlines,  Inc. (the
“Company”)  on Form 10-Q for the period  ending  December 31, 2002 as filed with  the  Securities  and  Exchange  Commission  on the  date  hereof  (the
“Report”),  I. Jeffery S. Potter,  President and Chief Executive  Officer of
the Company,  certify,  pursuant to 18 U.S.C. § 1350, as adopted pursuant to
§ 906 of the Sarbanes-Oxley Act of 2002, that:

(1)      The Report fully complies with the requirements of section 12(a) or 15(d) of the
Securities Exchange Act of 1934; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jeffery S. Potter